                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                TAMBRANDS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

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                                TAMBRANDS INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 22, 1997

  The Annual Meeting of the shareholders of Tambrands Inc. (the "Corporation") will be held at The Tarrytown Hilton Inn, 455 South Broadway, Tarrytown, New York, on Tuesday, April 22, 1997, at 9:30 A.M., for the following purposes:

    (1) To elect directors for the ensuing year;

    (2) To vote upon an amendment to the 1991 Stock Option Plan as described in the accompanying Proxy Statement; and

    (3) To transact such other business as may properly come before the meeting.

  Only shareholders of record at the close of business on February 26, 1997 will be entitled to vote at the meeting. A list of shareholders eligible to vote at the meeting will be available for inspection at the meeting and during business hours from April 11, 1997 to the date of the meeting at The Tarrytown Hilton Inn at the address set forth above.

  Whether you expect to attend the Annual Meeting or not, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                                       By Order of the Board of Directors

                                              Susan J. Riley,
                                              Senior Vice President
                                              Chief Financial Officer

777 Westchester Avenue
White Plains, New York 10604
March 17, 1997

    IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED AND RETURNED
                                   PROMPTLY

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

                                TAMBRANDS INC.
                                PROXY STATEMENT

March 17, 1997

  This Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tambrands Inc. (the "Corporation") for use at the Annual Meeting of its shareholders to be held on April 22, 1997.

  Shares cannot be voted at the meeting unless the owner thereof is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted "FOR" the election of the named nominees and approval of the proposal set forth in the Notice of Annual Meeting of Shareholders of the Corporation. Any person giving a proxy may revoke it by written notice to the Corporation at any time prior to exercise of the proxy. In addition, although mere attendance at the meeting will not revoke the proxy, a person present at the meeting may withdraw his or her proxy and vote in person.

  The Annual Report of the Corporation (which does not form a part of the proxy solicitation material), including the financial statements of the Corporation for the fiscal year 1996, is enclosed herewith.

  The mailing address of the principal executive offices of the Corporation is 777 Westchester Avenue, White Plains, New York 10604. This Statement and the accompanying form of proxy are being mailed to the shareholders of the Corporation on or about March 17, 1997.

                               VOTING SECURITIES

  The Corporation has only one class of voting securities, its Common Stock, par value $.25 per share (the "Common Stock"). On February 26, 1997, 36,943,470 shares of Common Stock were outstanding. At the meeting, each shareholder of record at the close of business on February 26, 1997 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented to the meeting.

                             ELECTION OF DIRECTORS

  Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the nominees named in the following table as directors of the Corporation to serve until the next Annual Meeting and until their successors are duly elected and have qualified.

  To be elected, each nominee for director requires the affirmative vote of a plurality of the votes cast.

  If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, as shall be designated by the Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to be a candidate for election.

  The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Corporation by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

                  INFORMATION REGARDING NOMINEES FOR ELECTION
                        AS DIRECTORS OF TAMBRANDS INC.

Lilyan H. Affinito

  Director of Caterpillar Inc., Chrysler Corporation, Jostens, Inc., Kmart Corp., Lillian Vernon Corporation and New England Telephone and Telegraph Company and New York Telephone Company (NYNEX telephone subsidiaries); director of the Corporation since 1986; age 65.

Anne M. Busquet

  President of American Express Relationship Services, a unit of American Express Travel Related Services, New York, New York (diversified financial services) since October 1995; Executive Vice President of Charge Card Marketing, American Express, from October 1993 to October 1995; Senior Vice President and General Manager-Merchandise Services Division, American Express, from before February 1992 to October 1993; director of the Corporation since 1996; age 47.

Paul S. Doherty

  Member of the law firm of Doherty, Wallace, Pillsbury & Murphy, P.C., Springfield, Massachusetts, from before February 1992; trustee of NWNL Northstar Series Trust; director of the Corporation since 1979; age 62.

Edward T. Fogarty

  Chairman, President and Chief Executive Officer of the Corporation since September 1996; President and Chief Executive Officer of the Corporation from May 1994 to September 1996; President-USA/Canada/Puerto Rico of Colgate-Palmolive Company, New York, New York (consumer products) from before February 1992 to May 1994; director of Avon Products; director of the Corporation since 1994; age 60.

Janet Hill

  Vice President of Alexander & Associates, Inc., Washington, D.C. (management consulting) from before February 1992 and President of Staubach Alexander Hill, Washington, D.C. (real estate consulting) since January 1995; director of First Union National Bank of Maryland, First Union National Bank of Virginia and Washington, D.C., Progressive Corp. and Wendy's International; director of the Corporation since 1996; age 49.

Robert P. Kiley

  President of Neal Ward Realty Inc., Damariscotta, Maine (land development and real estate) from before February 1992; director of ChemTrak Inc.; director of the Corporation since 1981; age 61.

John Loudon

  Chairman of Caneminster Limited, London, United Kingdom (investment company) from before February 1992; director of Exel, Ltd.; director of the Corporation since 1991; age 61.

H.L. Tower

  Chairman of the Board of Stanhome Inc., Westfield, Massachusetts (direct selling, giftware and direct response) from before February 1992; director of the Corporation since 1985; age 64.

Howard B. Wentz, Jr.

  Chairman of the Board of Directors of the Corporation from June 1993 to September 1996; Chairman of the Board of ESSEX Inc., New Haven, Connecticut (manufacturing of architectural hardware) from August 1995 to January 1996; Chairman of the Board of ESSTAR Incorporated, New Haven, Connecticut (manufacturing of portable electric tools and architectural hardware) from before February 1992 to July 1995; director of Colgate-Palmolive Company; director of the Corporation since 1985; age 67.

Robert M. Williams

  Chairman of the Board of RFE Management Corporation, New Canaan, Connecticut (management corporation for five venture capital limited partnerships of which Mr. Williams is also the managing partner) from before February 1992; director of the Corporation since 1981; age 56.

  Each of the nominees was elected to his or her present term of office at the last Annual Meeting of Shareholders. The Board of Directors currently has twelve members. Ruth M. Manton and John A. Meyers are currently directors of the Corporation, but they are retiring from the Board, and they are not nominees for election as directors at the Annual Meeting. The authorized number of directors is being reduced to ten, effective immediately prior to the election of directors at the Annual Meeting.

                 INFORMATION REGARDING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

  The Board of Directors presently has standing Audit, Director Affairs (formerly Nominating), Compensation, Executive and Investment Review Committees, the membership and principal responsibilities of which are described below:

Audit Committee

  Members: Mr. Loudon (Chairman), Mrs. Busquet, Ms. Manton, Mr. Meyers and Mr. Williams.

  The Audit Committee's functions include recommending to the Board of Directors the selection of the Corporation's independent public accountants and reviewing with such accountants the plan for and results of their audit, the adequacy of the Corporation's systems of internal accounting controls, any material breakdown in such controls and any material violation of the Corporation's Code of Conduct. In addition, the Audit Committee reviews the independence of the independent public accountants and their fees for services rendered to the Corporation.

Committee on Director Affairs

  Members: Mr. Meyers (Chairman), Mr. Doherty, Mr. Loudon, Ms. Manton and Mr. Tower.

  In January 1995, the Nominating Committee was renamed the Committee on Director Affairs and its functions were expanded to include additional matters of Board organization and corporate governance, including reviewing and making recommendations to the Board concerning the Board's size, composition, compensation and tenure and the creation and composition of Board committees and reporting to the Board on its evaluation of the Board's performance.

  The Committee evaluates prospective candidates for election to the Board of Directors and recommends specific nominees to fill any vacancy in the Board that may occur. The Committee will consider a candidate for nomination as a director of the Corporation upon receipt of a timely written notice of a shareholder's recommendation, addressed to the Secretary or Assistant Secretary of the Corporation at the Corporation's address set forth on the first page of this Proxy Statement. In accordance with the Corporation's By-Laws, no person may be nominated as a director by a shareholder at any Annual Meeting of Shareholders unless written notice of such proposed nomination, containing certain information required under the By-Laws, is delivered to the Secretary or Assistant Secretary not less than 60 days nor more than 90 days prior to the anniversary of the preceding year's Annual Meeting, subject to certain exceptions set forth in the By-Laws.

Compensation Committee

  Members: Ms. Affinito (Chairwoman), Mr. Doherty, Mrs. Hill and Mr. Tower.

  The Compensation Committee's functions include reviewing and making proposals to the Board of Directors with respect to matters having to do with the compensation of senior executives of the Corporation and administering all plans relating to the compensation of officers, including the 1981 Long Term Incentive Program, the 1991 Stock Option Plan, the Annual Incentive Plan, the Supplemental Executive Retirement Plan, the 1991 Employee Stock Purchase Plan and the 1989 Restricted Stock Plan.

Executive Committee

  Members: Mr. Fogarty (Chairman), Ms. Affinito, Mr. Doherty, Ms. Manton, Mr. Tower, Mr. Wentz and Mr. Williams.

  The Executive Committee may, between meetings of the Board of Directors, exercise all of the authority of the Board in the management of the business and affairs of the Corporation, except with respect to certain significant corporate matters reserved to the Board by Delaware law, such as amendments to the Certificate of Incorporation or By-Laws of the Corporation.

Investment Review Committee

  Members: Mr. Tower (Chairman), Mr. Kiley, Mr. Loudon, Mr. Wentz and Mr. Williams.

  The Investment Review Committee's functions include reviewing, monitoring and reporting to the Board of Directors on each investment by the Corporation in the amount of $2 million or more for new products or product improvements, acquisitions or dispositions of other businesses or the construction, alteration or purchase of property, plant or equipment. The Investment Review Committee is authorized to approve any such investment of $2 million or more that is less than $5 million.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

  During the 1996 fiscal year the Board of Directors held eight meetings. The Audit Committee met three times, the Committee on Director Affairs met three times, the Compensation Committee met seven times, the Executive Committee did not meet and the Investment Review Committee met three times. During such fiscal year each director other than Mr. Loudon attended at least 75% of the aggregate of (i) the meetings of the Board and (ii) the meetings of the committees of the Board on which such director served. Mr. Loudon, who resides in England, attended 71% of such meetings.

COMPENSATION OF DIRECTORS

  An annual cash fee of $20,000 is payable by the Corporation to each director who is not also an officer of the Corporation ("Non-Employee Director"). No per-meeting fees are payable for attendance at Board or committee meetings.

  Under the 1995 Directors Stock and Deferred Compensation Plan (the "Directors Plan"), each Non-Employee Director receives 500 shares of the Corporation's Common Stock ("Annual Share Award") at or about the time of the annual meeting of shareholders for each full year served as a Non-Employee Director of the Corporation. If a Non-Employee Director serves less than a full-year term, such director receives a pro rata award of shares for such year. Non-Employee Directors also are eligible under the Directors Plan to receive options to purchase 1,100 shares of the Corporation's Common Stock on or about November 15 in each year from 1995 to 2004, inclusive. A Non-Employee Director who is first elected to the Board after November 15 receives an initial pro rata grant. The per share exercise price of the options is the fair market value of a share of Common Stock on the date of grant, which is determined as the mean between the high and low sales prices of a share of Common Stock on such date as reflected in the report of consolidated trading of New York Stock Exchange issues.

  Non-Employee Directors are also eligible to elect at fixed dates established under the Directors Plan to exchange cash fees payable for services to be performed as a director in calendar years after 1995 for additional share awards ("Exchange Shares"). The number of Exchange Shares is determined by dividing the amount of cash fees forgone for each quarter by the fair market value of a share of Common Stock on the first day of such calendar quarter.

  On or before December 31 of any calendar year ending on or before December 31, 2004, a Non-Employee Director may elect to defer receipt of all or any part of any fees payable in cash or the value of any Annual Share Award (the "Share Value") payable in respect of the calendar year following the year in which such election is made. Any person who first becomes a director during a calendar year may elect to defer payment of all or any part of his or her cash fees payable for the remainder of that year.

  The amounts deferred are deemed invested, in whole or in part, at the director's election, in an interest account or a stock account, provided that the Share Value must be credited to the stock account. Any cash fees allocated to the stock account and any Share Value deferred shall be deemed to be invested in a number of notional shares of the Common Stock of the Corporation. Amounts attributable to a director's deferrals will generally be distributed immediately following the cessation of the director's service as a member of the Board in one lump-sum payment or in such number of annual installments (not to exceed ten) as the director may designate. Distributions will be made either in cash or in shares of Common Stock as elected by the Non-Employee Director. Under certain circumstances, each director may elect to receive a distribution of all or any portion of the amounts standing to his or her credit while still a member of the Board.

  Each Non-Employee Director participates in a phantom stock program (the "Phantom Plan") that was adopted in 1996 to replace the Corporation's Pension Plan for Non-Employee Directors. Under the Phantom Plan, each Non-Employee Director elected to the Board prior to January 1, 1996 was awarded a fully vested contractual right to receive the value of that number of shares of the Corporation's Common Stock which, at the time of the 1996 Annual Meeting of shareholders, were equal in value to the then present value of the retirement benefits he or she could have received under such pension plan. Each Non-Employee Director joining the Board on or after January 1, 1996 is awarded a contingent contractual right to receive the value of 1,000 shares of the Corporation's common stock (the "Commencement Award"). A Non-Employee Director's rights to the Commencement Award will become vested upon the earlier to occur of the completion of five years of service as a member of the Board, a change of control of the Corporation or his or her death, permanent and complete disability or retirement at the Corporation's mandatory retirement age for directors.

  The value of each Non-Employee Director's interest under the Phantom Plan will be paid to such Director following his or her cessation of service as a member of the Board in either a single lump sum or in a series of annual installments, not to exceed ten, as elected by the Non-Employee Director. Distributions will be made either in cash or in shares of Common Stock as elected by the Non-Employee Director, except that no shares of Common Stock may be delivered to such a Non-Employee Director earlier than six months following the date on which he or she ceases to be a member of the Board.

  Any director who is also an officer receives no additional compensation for services as a director of the Corporation.

  Mr. Wentz served as Chairman of the Board of the Corporation from January until September 1996. For these additional services, Mr. Wentz was paid a monthly fee of $10,000. Mr. Wentz exchanged these fees for Exchange Shares under the Directors Plan.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

  The following table summarizes the compensation paid to the Chief Executive Officer of the Corporation and each of the Corporation's four other most highly compensated executive officers serving as executive officers on December 31, 1996 (who, together with the Chief Executive Officer, are the "Current Named Executives") for services to the Corporation and its subsidiaries during 1996 and, where required, with respect to the previous two fiscal years. Also included in the following table is the compensation paid during the previous three fiscal years to a former executive officer of the Corporation. The Current Named Executives and such former officer are collectively referred to as the "Named Executives."

                                                                               LONG-TERM
                        ANNUAL COMPENSATION                               COMPENSATION AWARDS
--------------------------------------------------------------------      -------------------
         (A)           (B)      (C)          (D)           (E)            (F)            (G)              (H)
                                                                                      SECURITIES
                                                                       RESTRICTED     UNDERLYING
       NAME AND                                       OTHER ANNUAL       STOCK      OPTIONS / SARS     ALL OTHER
  PRINCIPAL POSITION   YEAR SALARY($)(1) BONUS($)(1) COMPENSATION($) AWARD(S)($)(2) (# OF SHARES)  COMPENSATION($)(3)
  ------------------   ---- ------------ ----------- --------------- -------------- -------------- ------------------
Edward T. Fogarty..... 1996   575,000            0         N/A          158,000         29,260            4,071
 Chairman, President
  and                  1995   533,333      339,247         N/A                0         50,000            4,429
 Chief Executive Offi-
  cer                  1994   306,250            0         N/A          480,938        199.097            1,342
Thomas J. Mason....... 1996   337,500            0         N/A           53,325         28,190           93,715
 Executive Vice Presi-
  dent                 1995   304,167      166,934         N/A           35,100         21,320           67,868
 and Chief Operating
  Officer              1994    56,923      100,000         N/A                0         50,000              N/A
Thomas Soper, III..... 1996   270,000            0         N/A           34,563          5,670            4,500
 Senior Vice Presi-
  dent--               1995   250,000      111,316         N/A           23,400         10,180            4,620
 Corporate Human Re-
  sources              1994    57,292      101,500         N/A                0         35,000              N/A
Michael K. Lorelli.... 1996   264,583            0         N/A           92,331              0            3,563
 Former Executive Vice
  President            1995   375,000      202,024         N/A           66,300         21,320            3,465
 and President, North
  America/             1994    81,025      199,395         N/A                0         90,000              N/A
 Latin America(4)
Michael S. Krause..... 1996   201,667            0         N/A           29,625          5,670            3,563
 Senior Vice Presi-
  dent--               1995    84,103       84,000         N/A                0         29,850              N/A
 Global Operations
Susan J. Riley........ 1996   193,333            0         N/A           29,625          5,670            3,563
 Senior Vice Presi-
  dent--               1995   161,667       60,989         N/A                0          7,970            3,465
 Chief Financial Offi-
  cer                  1994   146,875       26,500         N/A                0         16,268            4,384

-------
(1) Includes, where applicable, amounts electively deferred by each Named Executive under the Corporation's Savings Plan and Employee Stock Purchase Plan, but excludes amounts forgone at the election of a Named Executive in exchange for stock options. The number of options granted in exchange for such amounts is included in column (g).
(2) On December 31, 1996, the Named Executives held the following number of shares of restricted stock, which had the following aggregate values on such date: Mr. Fogarty, 16,700 shares worth $682,613; Mr. Mason, 1,980 shares worth $80,933; Mr. Soper, 1,300 shares worth $53,138; Mr. Lorelli, 0 shares worth $0; Mr. Krause, 600 shares worth $24,525; and Ms. Riley, 600 shares worth $24,525. Dividends on restricted stock are paid to the holders thereof at the same time and in the same manner as dividends are paid to all other shareholders of the Corporation.
(3) Amounts listed in this column reflect the Corporation's contributions to the Corporation's Savings Plan (exclusive of amounts deferred at the election of the Named Executives). In the case of Mr. Mason, $89,215 of the amount shown for 1996 reflects an assignment completion payment made to him under the Corporation's International Assignment Policy in connection with his relocation back to the United States at the conclusion of his overseas assignment. The amount shown does not include amounts payable to him as reimbursement of or compensation for certain moving and other expenses related to such assignment pursuant to the terms of the International Assignment Policy, which is generally applicable to all salaried employees of the Corporation who accept an overseas assignment.
(4) Mr. Lorelli resigned from the Corporation effective August 31, 1996.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth the stock options granted during the 1996 fiscal year to the Named Executives.

                                                                            GRANT DATE
                            INDIVIDUAL GRANTS                               VALUE (1)
--------------------------------------------------------------------------- ----------
          (A)                (B)           (C)          (D)         (E)        (F)
                          NUMBER OF       % OF
                           SHARES     TOTAL OPTIONS
                         UNDERLYING    GRANTED TO     EXERCISE              GRANT DATE
                           OPTIONS    EMPLOYEES IN    OR BASE    EXPIRATION  PRESENT
          NAME           GRANTED (2)   FISCAL YEAR  PRICE ($/SH)    DATE    VALUE ($)
          ----           -----------  ------------- ------------ ---------- ----------
Edward T. Fogarty.......   29,260         12.39        43.25      11/15/06   237,070
Thomas J. Mason.........   28,190(3)      11.94        43.25      11/15/06   228,401
Thomas Soper, III.......    5,670          2.40        43.25      11/15/06    45,939
Michael K. Lorelli......        0             0          N/A           N/A       N/A
Michael S. Krause.......    5,670          2.40        43.25      11/15/06    45,939
Susan J. Riley..........    5,670          2.40        43.25      11/15/06    45,939

--------
(1) Based on the Black-Scholes option pricing model, which is an economic model that commonly is used to estimate the present value of an option grant. Like any economic model, the Black-Scholes option pricing model produces different results depending on the assumptions made, and the amounts shown above are merely good faith estimates of the present value of such option grants. The amounts were estimated based upon the following assumptions: a future volatility in the value of the Corporation's Common Stock of 19.3576 percent, a risk-free rate of return of 6.19 percent and a dividend yield on the Corporation's Common Stock of 4.25 percent. In addition, it was assumed that the option would have an expected life of
    6.3733 years, based on the Corporation's actual experience for the exercise and forfeiture of options over a 10-year period. The actual present value of such grants cannot be determined, principally because two of the variables in this option pricing model are the future volatility in the value of the Corporation's Common Stock and the time at which the options may be exercised.
(2) The options generally must be exercised, if at all, not later than 90 days following the termination of the optionee's employment with the Corporation and its affiliates; however, in the event that the optionee's employment terminates due to death, disability, normal retirement or approved early retirement, the optionee (or his beneficiary) will be able to exercise the options for five years following termination of employment. The options generally become exercisable in approximately equal installments on each of November 15, 1997, November 15, 1998 and November 15, 1999, although they may become exercisable earlier upon the occurrence of a change of control of the Corporation or upon the optionee's death, disability, normal retirement or approved early retirement.
(3) Of these options, 13,000 were granted to Mr. Mason in connection with his promotion to the position of Executive Vice President and Chief Operating Officer.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUE

  The following table sets forth information for each Named Executive with regard to the aggregate stock options exercised during the 1996 fiscal year, and the aggregate stock options held as of December 31, 1996.

           (A)                 (B)           (C)                 (D)                       (E)
                                                        NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                            NUMBER OF                     OPTIONS AT FY-END           FY-END ($)(1)
                         SHARES ACQUIRED    VALUE     ------------------------- -------------------------
          NAME             ON EXERCISE   REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- ------------ ----------- ------------- ----------- -------------
Edward T. Fogarty.......          0              0      174,095      104,262      463,971      100,000
Thomas J. Mason.........          0              0       40,438       59,072       11,458        5,730
Thomas Soper, III.......          0              0       26,724       24,126       45,935       22,971
Michael K. Lorelli......     40,000        172,500            0            0            0            0
Michael S. Krause.......          0              0        9,948       25,572            0            0
Susan J. Riley..........          0              0       35,425       17,524       43,837       14,888

--------
(1) Based on the fair market value of the Corporation's Common Stock on December 31, 1996, minus the exercise price. A substantial percentage of these options granted to Messrs. Fogarty, Mason, Soper and Krause were granted at exercise prices in excess of the fair market value at the date of grant.

PENSION PLAN AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  The Corporation maintains a qualified Pension Plan and a Supplemental Executive Retirement Plan (the "SERP"). Subject to applicable vesting requirements, the SERP as currently in effect provides two types of benefits: the first restores for all employees any benefits that cannot be paid under the Pension Plan because of certain Internal Revenue Code limits (the "Excess Benefits"), and the second provides additional retirement benefits (the "Mid-Career Benefits") to designated employees, including the Named Executives other than Mr. Fogarty and Ms. Riley.

  The Mid-Career Benefits are calculated under a formula that produces an annual benefit equal to the product of (i) three percent of an eligible participant's Highest Average Earnings and (ii) the participant's Years of Service (not in excess of fifteen). Highest Average Earnings equals the average of a participant's compensation during the plan year, which generally includes wages for social security purposes determined without regard to certain limitations (but adjusted to include certain compensation which, at the participant's election, is not paid), for the five consecutive plan years out of the last ten years that produce the highest average. The Mid-Career Benefits payable to a participant are reduced by a percentage of the participant's primary social security benefit and by the benefits payable to the participant under the Pension Plan.

  An eligible executive generally must complete at least ten Years of Service and remain employed with the Corporation until at least age 55 to become vested in any Mid-Career Benefits. The Excess Benefits will become vested solely upon the completion of five Years of Service, which is the same requirement as applies to benefits accrued under the Pension Plan.

  If, within two years following a change of control of the Corporation, the employment of a Named Executive is terminated by the Corporation or by a Named Executive within 90 days following (i) a material reduction in his compensation and benefits, (ii) a material change in his duties or responsibilities or (iii) a transfer in his principal place of employment to a location more than 35 miles from his previous principal place of employment, he will automatically become vested in all benefits accrued under the SERP and receive an additional two years of credited service thereunder.

  The first table that follows shows, for the compensation and years-of-service categories indicated, the estimated annual benefits payable to hypothetical participants who are entitled to the maximum benefits under the Pension Plan, as supplemented by the Excess Benefits under the SERP. The second table shows the amounts payable under the SERP's Mid-Career Benefit formula, inclusive of the benefits shown in the first table. The benefits are assumed to be payable at retirement at normal retirement age under the Pension Plan.

                               PENSION PLAN BENEFITS TABLE--PENSION PLAN AND SERP EXCESS BENEFITS
                          ----------------------------------------------------------------------------
ANNUALIZED
  AVERAGE                  10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS   40 YEARS
 EARNINGS                 OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE
----------                ---------- ---------- ---------- ---------- ---------- ---------- ----------
 $  100,000..............  $ 14,370   $ 21,555   $ 28,740   $ 35,925   $ 43,110   $ 50,295   $ 57,480
    150,000..............    21,870     32,805     43,740     54,675     65,610     76,545     87,480
    200,000..............    29,370     44,055     58,740     73,425     88,110    102,795    117,480
    250,000..............    36,870     55,305     73,740     92,175    110,610    129,045    147,480
    300,000..............    44,370     66,555     88,740    110,925    133,110    155,295    177,480
    350,000..............    51,870     77,805    103,740    129,675    155,610    181,545    207,480
    400,000..............    59,370     89,055    118,740    148,425    178,110    207,795    237,480
    450,000..............    66,870    100,305    133,740    167,175    200,610    234,045    267,480
    500,000..............    74,370    111,555    148,740    185,925    223,110    260,295    297,480
    550,000..............    81,870    122,805    163,740    204,675    245,610    286,545    327,480
    600,000..............    89,370    134,055    178,740    223,425    268,110    312,795    357,480
    650,000..............    96,870    145,305    193,740    242,175    290,610    339,045    387,480
    700,000..............   104,370    156,555    208,740    260,925    313,110    365,295    417,480
    750,000..............   111,870    167,805    223,740    279,675    335,610    391,545    447,480
    800,000..............   119,370    179,055    238,740    298,425    358,110    417,795    477,480
    850,000..............   126,870    190,305    253,740    317,175    380,610    444,045    507,480
    900,000..............   134,370    201,555    268,740    335,925    403,110    470,295    537,480
    950,000..............   141,870    212,805    283,740    354,675    425,610    496,545    567,480
  1,000,000..............   149,370    224,055    298,740    373,425    448,110    522,795    597,480

                              PENSION PLAN BENEFITS TABLE--PENSION PLAN, SERP EXCESS BENEFITS AND
                                                SERP MID-CAREER FORMULA BENEFITS
                          ----------------------------------------------------------------------------
  HIGHEST
  AVERAGE                  10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS   40 YEARS
 EARNINGS                 OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE
 --------                 ---------- ---------- ---------- ---------- ---------- ---------- ----------
 $  100,000..............  $ 25,495   $ 38,243   $ 38,243   $ 38,243   $ 43,110   $ 50,295   $ 57,480
    150,000..............    40,495     60,743     60,743     60,743     65,610     76,545     87,480
    200,000..............    55,495     83,243     83,243     83,243     88,110    102,795    117,480
    250,000..............    70,495    105,743    105,743    105,743    110,610    129,045    147,480
    300,000..............    85,495    128,243    128,243    128,243    133,110    155,295    177,480
    350,000..............   100,495    150,743    150,743    150,743    155,610    181,545    207,480
    400,000..............   115,495    173,243    173,243    173,243    178,110    207,795    237,480
    450,000..............   130,495    195,743    195,743    195,743    200,610    234,045    267,480
    500,000..............   145,495    218,243    218,243    218,243    223,110    260,295    297,480
    550,000..............   160,495    240,743    240,743    240,743    245,610    286,545    327,480
    600,000..............   175,495    263,243    263,243    263,243    268,110    312,795    357,480
    650,000..............   190,495    285,743    285,743    285,743    290,610    339,045    387,480
    700,000..............   205,495    308,243    308,243    308,243    313,110    365,295    417,480
    750,000..............   220,495    330,743    330,743    330,743    335,610    391,545    447,480
    800,000..............   235,495    353,243    353,243    353,243    358,110    417,795    477,480
    850,000..............   250,495    375,743    375,743    375,743    380,610    444,045    507,480
    900,000..............   265,495    398,243    398,243    398,243    403,110    470,295    537,480
    950,000..............   280,495    420,743    420,743    420,743    425,610    496,545    567,480
  1,000,000..............   295,495    443,243    443,243    443,243    448,110    522,795    597,480

  As of December 31, 1996, the credited Years of Service and the compensation covered under the Pension Plan and the SERP of each of the Named Executives eligible to participate therein are as follows: Mr. Fogarty, three years, $803,434; Mr. Mason, three years, $507,781; Mr. Soper, three years, $390,183; Mr. Lorelli, two years, $602,421; Mr. Krause, two years, $269,928; and Ms. Riley, ten years, $167,349. The amounts shown in the above tables reflect the effect of a social security offset and are based upon the assumption that benefits will be paid in the form of a life annuity.

OTHER INFORMATION

  The Corporation entered into employment agreements with each of Messrs. Fogarty, Mason, Soper, Lorelli and Krause. Under his agreement, Mr. Fogarty is to receive an annual base salary of $575,000 and an annual bonus opportunity at target levels of performance equal to 60% of his annual base salary. In the event the Corporation terminates Mr. Fogarty's employment for any reason other than Cause (defined to include serious misconduct, conviction of a felony or breach of his covenant not to disclose confidential information) or his disability, or in the event Mr. Fogarty terminates his employment with the Corporation for Good Reason (e.g., due to a diminution in his duties as Chief Executive Officer or a material reduction in his annual base salary), the Corporation will pay Mr. Fogarty severance benefits equal to three times his then current annual base salary and shall deem Mr. Fogarty to be vested in his benefits accrued under the Corporation's Pension Plan and SERP, if not previously vested. The amount of the severance benefits will be paid in two lump sum payments over two years, unless Mr. Fogarty and the Corporation agree to pay all or a portion of the second payment in the first year.

  Under his agreement, Mr. Mason is to receive an annual base salary of $375,000 and an annual bonus opportunity at target levels of performance equal to 54% of his annual base salary. Mr. Mason is eligible to accrue benefits under the Mid-Career Formula of the SERP. However, if his employment terminates before such benefits vest, the Corporation will provide him a special retirement benefit. This benefit will be equal to the amount necessary, after taking into account the amounts payable to Mr. Mason under his prior employer's pension plans, to provide him aggregate retirement benefits equal to those that would have been payable to him, based on the assumptions set forth in his agreement, had he worked for his prior employer for up to five more years. This special benefit vests in five equal annual installments over his first five years of employment with the Corporation. In the event the Corporation terminates Mr. Mason's employment for any reason other than Cause (defined to include serious misconduct, conviction of a felony or breach of his covenant not to disclose confidential information) or his disability, or in the event Mr. Mason terminates his employment with the Corporation for Good Reason (e.g., due to a diminution in his duties or a reduction in his annual base salary), the Corporation will pay Mr. Mason severance benefits equal to a prorated target bonus (adjusted for corporate performance) for the year of termination and one and one-half times his then current annual base salary. The amount of the severance benefits will generally be paid in a lump sum, unless Mr. Mason and the Corporation agree to pay all or a portion of this amount over a period not to exceed 18 months.

  The agreement between the Corporation and Mr. Soper is substantially similar to the agreement between the Corporation and Mr. Mason as described above, except in the following respects. Under his agreement, Mr. Soper is to receive an annual base salary of $270,000 and an annual bonus opportunity at target levels of performance equal to 42% of his annual base salary.

  Under his agreement, Mr. Lorelli received an annual base salary of $400,000 and an annual bonus opportunity at target levels of performance equal to 54% of his annual base salary. Additionally, such agreement entitled Mr. Lorelli to receive payments in respect of certain retirement benefits calculated based on the retirement benefits that he would have received (based on certain assumptions set forth in his agreement) under his prior employer's pension plans, had he continued to work for such employer during the period he worked for the Corporation. Based on his service through the date of his resignation, Mr. Lorelli had accrued a right to receive annual benefits of $10,450 commencing at age 65. The present value of this benefit ($18,527) was paid to Mr. Lorelli in a lump sum following his resignation.

  The agreement between the Corporation and Mr. Krause is substantially similar to the agreement between the Corporation and Mr. Soper, except in the following respects. Under his agreement, Mr. Krause is to receive an annual base salary of $210,000 and an annual bonus opportunity at target levels of performance equal to 42% of his annual base salary.

  The Corporation has contracts with each of the Current Named Executives that provide certain rights in the event of a change of control of the Corporation. Under these contracts if there is a change of control and if, within two years following the change of control, the employment of the employee is terminated without "cause" by the Corporation or if the employee terminates his employment for "good reason" (as such terms are defined in the contracts), then the employee is entitled to receive either three times, in the case of Messrs. Fogarty and Mason, or two times, in the case of Messrs. Soper and Krause and Ms. Riley, the aggregate amount of the officer's then current base salary, the employee's last annual bonus award and the present value of the annual cost of the employee's participation in all employee benefit plans of the Corporation. Any payments by the Corporation to any such Current Named Executive would be grossed up on an after-tax basis with respect to certain federal excise taxes, if applicable.

  The Corporation maintains a severance program that generally entitles an executive officer of the Corporation to receive severance benefits in the event that the officer's employment is involuntarily terminated by the Corporation. The actual benefits payable to any executive officer under such program will be based on several factors, including the executive officer's age and years of service at the time of such termination. The minimum severance benefit payable to an executive officer under the policy is one year's base salary. A prorated target bonus, adjusted as appropriate for performance, is also generally payable. In appropriate circumstances, the determination may be made that an employee's performance does not warrant any bonus payment.

  The Corporation provides a number of benefits which require that a participant perform a minimum period of service to receive some or all of such benefits. Under the terms of the governing plans--the Supplemental Executive Retirement Plan, the 1989 Restricted Stock Plan and the 1991 Stock Option Plan--the requirement for additional service is waived upon the occurrence of a "Change of Control" and the rights of participants to the previously accrued or awarded benefits are accelerated. Additionally, as is described in greater detail above, the Corporation has agreements with the Current Named Executives that provide them with additional severance benefits in the event that their employment is involuntarily or constructively terminated following a Change of Control. For purposes of these various plans and agreements, a Change of Control will generally be deemed to occur if (i) any third party acquires 20% of the Corporation's Common Stock; (ii) the Corporation's shareholders approve
(1) a merger or other consolidation of the Corporation with another corporation as a result of which the Corporation ceases to be a publicly traded company or (2) a sale of substantially all of the Corporation's assets; or (iii) the persons who constitute a majority of the members of the Board of Directors at the beginning of any 24-month period (or successors to such directors elected or nominated for election by such incumbent Board members) cease to be a majority of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During all or a portion of 1996, the following directors served as members of the Compensation Committee: Lilyan H. Affinito, Paul S. Doherty, Janet Hill, H.L. Tower and Howard B. Wentz, Jr.

  The Compensation Committee operates independent of any interlocking relationship with the board of directors, executive officers or committees of any other corporation, the disclosure of which would be required under applicable regulations of the Securities and Exchange Commission.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This report provides an explanation of the philosophy underlying the Corporation's executive compensation programs and details on how decisions were implemented during 1996 regarding the compensation paid to Edward T. Fogarty, who served as Chief Executive Officer of the Corporation (the "CEO"). In developing the practices and policies described in this report, the Compensation Committee has been advised by outside consultants experienced in the design and implementation of executive compensation arrangements.

FRAMEWORK FOR COMPENSATION DECISIONS

  Decisions with respect to the compensation of executive officers of the Corporation generally are within the authority of the Compensation Committee of the Board of Directors, which during 1996 was comprised of at least three individuals each of whom met the requirements of Rule 16b-3, as promulgated by the Securities and Exchange Commission. The Compensation Committee made recommendations to the Board of Directors in 1996 with regard to the compensation of the Chief Executive Officer. Pursuant to the Corporation's normal practices, in 1996 the Board of Directors reviewed the Compensation Committee's recommendations for Mr. Fogarty, and, after due consideration, approved such recommendations.

  The Compensation Committee regularly reviews the compensation paid to executive officers and periodically conducts reviews of the Corporation's compensation practices.

COMPARATIVE COMPANY DATA

  The Corporation uses a group of 21 companies (the "Comparative Group") both for purposes of determining the compensation it pays its executive officers and for purposes of the performance graph set forth below. Each of the companies in the Comparative Group has one or more of the following characteristics:

  . Widely recognized product brands.

  . Significant presence in the health and beauty aid or food category.

  . Significant market presence outside the United States.

  . Leading market shares in significant markets.

  . Similar caliber/experience of senior management.

  The Comparative Group includes several of the Corporation's competitors, and also includes other companies that are not engaged in the feminine protection business. Because of the similarities among the Corporation and the members of the Comparative Group with regard to the factors listed above, the Corporation believes that comparing the Corporation's compensation practices and stock performance to those of the Comparative Group is more reasonable than comparing the Corporation solely to its competitors.

  All Comparative Group data are adjusted to reflect differences in company size and the scope of each executive's responsibilities.

  The companies that comprise the Comparative Group are:

    American Home Products Corporation
    Brown-Forman Corporation
    Carter-Wallace, Inc.
    CCH Incorporated
    Church & Dwight Co. Inc.
    The Clorox Company
    Colgate-Palmolive Company
    General Mills, Inc.
    The Gillette Company
    Helene Curtis Industries, Inc.
    Hillenbrand Industries Inc.
    International Flavors & Fragrances Inc.
    Johnson & Johnson
    Kimberly-Clark Corporation
    Lance, Inc.
    The Procter & Gamble Company
    Schering-Plough Corporation
    The J.M. Smucker Company
    UST Inc.
    Warner-Lambert Company
    Wm. Wrigley Jr. Company

THE CORPORATION'S EXECUTIVE COMPENSATION PHILOSOPHY

  The Compensation Committee has consistently applied the following philosophy of the Corporation in making its recommendations or decisions on the compensation paid or awarded to its executive officers:

  . The principal management objective is to maximize shareholder value.

  . Performance is the key determinant of pay for executive officers.

  . Executive officers have clear management accountabilities.

  Comparative Group data are used to determine rates of pay which are competitive with compensation paid by the Comparative Group. The Corporation's executive pay levels are intended to vary from Comparative Group standards in accordance with the Corporation's performance. For example, if the Corporation's performance exceeds its goals, then the incentive payouts, stock option gains and ultimate restricted stock values paid to executives are intended to result in total pay in excess of the Comparative Group median. If the Corporation's performance falls below its goals, total pay is intended to be below targeted levels. Thus, the relationship between the Corporation's total pay package and that of the members of the Comparative Group will vary based on year-to-year performance. The total pay of the Corporation's executive officers for 1996 was below the fiftieth percentile of the Comparative Group, since no bonuses were paid to such officers for 1996. See "Implementation of the Philosophy in 1996" below.

IMPLEMENTATION OF THE PHILOSOPHY IN 1996

  Consistent with the above-stated philosophy, the Corporation's executive compensation programs were administered in 1996 in accordance with the following guidelines:

  . Base salaries for executive officers were targeted at the median of competitive practices with respect to base salaries.

  . Target bonus opportunities for executive officers for 1996 services were generally designed to provide such officers with total cash compensation (inclusive of base salary) at the median of competitive practice, if the requisite performance objectives were attained.

  . Long-term performance pay opportunities for 1996 were intended to provide compensation at the median of competitive practice, if the Corporation were to achieve its projected performance over the long term.

  . Benefits were consistent with competitive practice.

  In 1996, the Corporation's executive officers were eligible to participate in the Corporation's Annual Incentive Plan. The plan was structured to be funded by an award pool of money that was determined based on the achievement by the Corporation against an earnings per share target for 1996. The plan was designed so that the Corporation's executive officers were eligible to participate in the award pool only upon the achievement by the Corporation of at least 90% of the target level of earnings per share. The Corporation did not achieve this 90% earnings per share objective and, as a result, no executive officer received a bonus award for 1996.

  During 1996, the Corporation continued to place a substantial emphasis on long-term performance pay. Under the Corporation's general compensation practices, in 1996, the substantial majority of such long-term performance pay opportunities was reflected in stock option grants, with the remainder awarded through restricted stock grants.

  The number of stock options granted to executive officers in 1996 was determined with reference to initially-established target awards for each grade level, which were derived by dividing a percentage of the salary midpoint for the level by a per share value for each option share granted, as determined by the Corporation's independent compensation consultants. The target awards were established using the Black-Scholes valuation methodology to determine the assumed value for each option share. Due to the Corporation's financial performance in 1996, the awards to executive officers at the Senior Vice President level and above were made in the amount of only 70% of target. For the other executive officers, awards were made at target. In addition, Mr. Mason received an award of 13,000 stock options in conjunction with his promotion to the position of Executive Vice President and Chief Operating Officer. Prior stock option awards were not taken into account in determining the size of any stock option award made in 1996.

  The number of shares of restricted stock granted to executive officers in 1996 was initially determined by dividing each executive officer's targeted long-term performance pay opportunity attributable to restricted stock by an estimated discounted present value of one share of Common Stock at the time of the award. Such discounted present value was determined based on certain assumptions regarding changes in the value of the Common Stock. Target awards were then adjusted for each recipient to reflect an assessment of the recipient's individual performance as well as future potential. Prior restricted stock awards were not taken into account in determining the size of any restricted stock award made in 1996. Restricted stock generally vests after four years of service with the Corporation after the date of grant, unless otherwise provided by the Compensation Committee.

CEO COMPENSATION

  The Corporation's Board of Directors must approve decisions regarding the following elements of CEO compensation: (i) salary; (ii) target bonus and bonus awards under the Annual Incentive Plan; (iii) stock option awards; and
(iv) restricted stock awards.

  Base Salary. During 1996, Mr. Fogarty received a base salary at the rate of $575,000 per year pursuant to the terms of his employment agreement.

  Annual Incentive Plan. The CEO did not receive a bonus award for 1996 since the Corporation's earnings per share threshold for funding awards to executive officers under the Annual Incentive Plan was not attained. See the discussion above under the caption "Implementation of the Philosophy in 1996."

  Stock Options. The CEO received an award of 29,260 stock options during 1996, which was equal to 70% of the target award for the CEO position. See the discussion above under the caption "Implementation of the Philosophy in 1996."

  Restricted Stock. The CEO received an award of 3,200 restricted shares of Common Stock effective February 15, 1996, which was equal to 100% of the target award for the CEO position. The award was determined using the methodology described earlier under the caption "Implementation of the Philosophy in 1996" and was based on a subjective evaluation by the Compensation Committee of Mr. Fogarty's individual performance and the Corporation's performance in 1995.

  Other. No other actions were taken concerning the CEO's compensation for services rendered in 1996.

OTHER
  Section 162(m) of the Internal Revenue Code prohibits the Corporation from deducting any compensation in excess of $1 million paid to certain of its executive officers, except to the extent that such compensation is paid pursuant to a shareholder approved plan upon the attainment of specified performance objectives. The Corporation has not paid any compensation to any executive officer that was not deductible by reason of the prohibition in
Section 162(m). The Committee believes that tax deductibility is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to
Section 162(m), but reserves the right, in appropriate circumstances, to pay amounts which are not deductible. The Corporation is proposing to shareholders an amendment to the 1991 Stock Option Plan (the "1991 Plan") to limit the maximum number of shares of the Corporation's Common Stock that may be subject to a stock option awarded to any single employee in any twelve-month period to 500,000 shares. If approved by shareholders, this amendment will assure that options granted under the 1991 Plan after the Annual Meeting of Shareholders will qualify as "other performance-based compensation" under Section 162(m) and, as such, will continue to be excluded from the compensation paid in determining whether the $1 million threshold has been exceeded. See "Proposal to Approve an Amendment to the 1991 Stock Option Plan."

                                              The Compensation Committee
                                              of the Board of Directors

                                              Lilyan H. Affinito, Chairwoman
                                              Paul S. Doherty
                                              Janet Hill
                                              H.L. Tower

                            PERFORMANCE COMPARISON

  The following graph illustrates the return that would have been realized (assuming quarterly reinvestment of dividends) by an investor who invested $100 on December 31, 1991 in each of (i) the Standard & Poor's Composite Index of 500 Stocks (the "S&P 500"), (ii) the Corporation's Common Stock and (iii) a fund making investments in the common stock of each of the companies in the Comparative Group based on their relative market capitalization determined at the beginning of each quarter.

  The companies that comprise the Comparative Group are:

    American Home Products Corporation
    Brown-Forman Corporation
    Carter-Wallace, Inc.
    CCH Incorporated
    Church & Dwight Co. Inc.
    The Clorox Company
    Colgate-Palmolive Company
    General Mills, Inc.
    The Gillette Company
    Helene Curtis Industries, Inc. *
    Hillenbrand Industries Inc.
    International Flavors & Fragrances Inc.
    Johnson & Johnson
    Kimberly-Clark Corporation
    Lance, Inc.
    The Procter & Gamble Company
    Schering-Plough Corporation
    The J.M. Smucker Company
    UST Inc.
    Warner-Lambert Company
    Wm. Wrigley Jr. Company
--------
* Helene Curtis Industries, Inc. ceased to be a publicly-traded company during the first quarter of 1996. Accordingly, its performance is reflected in the following graph through December 31, 1995.

                  Comparison of Total Return to Shareholders
                            (12/31/91 - 12/31/96)

                             [CHART APPEARS HERE]
-------------------------------------------------------------------------------
                           Tambrands          S&P 500         Comparative Group
-------------------------------------------------------------------------------
December 31, 1991           $100.00           $100.00              $100.00
December 31, 1992             98.40            107.61               100.14
December 31, 1993             70.22            118.41               101.73
December 31, 1994             64.10            120.01               113.23
December 31, 1995             82.44            164.95               160.10
December 31, 1996             73.67            202.73               202.19
--------------------------------------------------------------------------------

                  SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

SECURITY OWNERSHIP OF MANAGEMENT

  The following table gives information concerning the beneficial ownership of the Corporation's Common Stock as of February 18, 1997 by all directors, nominees for election as directors, the Named Executives and all directors, Named Executives and other executive officers as a group.

                              AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                            ----------------------------------------------------
                            TOTAL SHARES
                            BENEFICIALLY      DIRECT       RIGHT TO   PERCENT OF
BENEFICIAL OWNERS            OWNED (2)     OWNERSHIP (3)  ACQUIRE (4) CLASS (5)
-----------------           ------------   -------------  ----------- ----------
Lilyan H. Affinito.........    34,395(6)        7,374(7)     26,721      0.09
Anne M. Busquet............     3,289           1,364(8)      1,925      0.01
Paul S. Doherty............    20,848          13,148(9)      7,700      0.06
Edward T. Fogarty..........   198,795(10)      21,144(11)   174,095      0.54
Janet Hill.................     3,045           1,120(12)     1,925      0.01
Robert P. Kiley............    31,672(13)      14,240(14)    16,672      0.09
John Loudon................    17,150           2,345(15)    14,805      0.05
Ruth M. Manton.............    34,093(16)       9,905(17)    22,188      0.09
John A. Meyers.............    35,142           8,421(18)    26,721      0.10
H.L. Tower.................    38,062          13,285(19)    24,777      0.10
Howard B. Wentz, Jr........    26,202          24,002(20)     2,200      0.07
Robert M. Williams.........    56,292(21)      14,431(22)    26,721      0.15
Michael S. Krause..........    10,667(23)         700(24)     9,948      0.03
Michael K. Lorelli.........         0               0             0      0.00
Thomas J. Mason............    43,990(25)       3,468(26)    40,438      0.12
Susan J. Riley.............    37,674(27)       1,419(28)    35,425      0.10
Thomas Soper, III..........    29,683(29)       1,868(30)    26,724      0.08
All directors, Named
 Executives and other
 executive officers as a
 group.....................   731,970(31)     138,856(32)   561,699      1.95

--------
(1) The information as to beneficial ownership is based on statements furnished to the Corporation by the Named Executives, its other executive officers and directors. The directors, nominees for election as directors and Named Executives have sole voting and sole investment power with respect to all shares listed above except as indicated in the footnotes which follow.

(2) Includes shares listed under the captions "Direct Ownership" and "Right to Acquire."

(3) The information as to shares of the Corporation's Common Stock owned under the Employee Stock Purchase Plan is as of December 31, 1996.

(4) Individuals currently have the right to acquire these shares within 60 days of February 18, 1997 by the exercise of stock options.

(5) For the purposes of this table, the percent of the issued and outstanding shares of Common Stock of the Corporation held by each individual or group has been calculated on the basis of 36,937,456 shares of Common Stock issued and outstanding (excluding treasury shares) on February 18, 1997 and assuming that all shares of Common Stock subject to stock options exercisable within 60 days of February 18, 1997 held by that individual or group are owned thereby.
                                       (Footnotes continued on following pages)

(Footnotes continued from preceding page)

 (6)  Includes 300 shares held by a self-directed SEP established by Ms.
      Affinito.

 (7) Includes 1,100 shares credited to the benefit of Ms. Affinito under the deferred compensation component of the Directors Plan and 2,774 shares credited to her benefit under the Phantom Plan, in each case held in a grantor trust, and as to which Ms. Affinito has the right to direct the trustee as to how to vote such shares, but no investment power.

 (8) Includes 331 shares credited to the benefit of Mrs. Busquet under the deferred compensation component of the Directors Plan and 1,033 shares credited to her benefit under the Phantom Plan, in each case held in a grantor trust, and as to which Mrs. Busquet has the right to direct the trustee as to how to vote such shares, but no investment power.

 (9) Includes 2,172 shares credited to the benefit of Mr. Doherty under the Phantom Plan and held in a grantor trust, as to which Mr. Doherty has the right to direct the trustee as to how to vote such shares, but no investment power.

(10) Includes 3,556 shares vested in the Corporation's Savings Plan as of December 31, 1996 with respect to which Mr. Fogarty has sole voting but, as to 90 shares, has no investment power.

(11) Includes 16,700 shares awarded under the 1989 Restricted Stock Plan (the "1989 Plan") with respect to which Mr. Fogarty has sole voting but no investment power.

(12) Includes 1,033 shares credited to the benefit of Mrs. Hill under the Phantom Plan and held in a grantor trust, as to which Mrs. Hill has the right to direct the trustee as to how to vote such shares, but no investment power.

(13) Includes 760 shares vested in the Corporation's Savings Plan as of December 31, 1996 with respect to which Mr. Kiley has sole voting but no investment power.

(14) Includes 2,002 shares credited to the benefit of Mr. Kiley under the Phantom Plan and held in a grantor trust, as to which Mr. Kiley has the right to direct the trustee as to how to vote such shares, but no investment power.

(15) Includes 1,845 shares credited to the benefit of Mr. Loudon under the Phantom Plan and held in a grantor trust, as to which Mr. Loudon has the right to direct the trustee as to how to vote such shares, but no investment power.

(16) Includes 2,000 shares owned by Ruth McCarthy Manton IRRA, of which Ms. Manton is the trustee and sole beneficiary.

(17) Includes 2,597 shares credited to the benefit of Ms. Manton under the Phantom Plan and held in a grantor trust, as to which Ms. Manton has the right to direct the trustee as to how to vote such shares, but no investment power.

(18) Includes 1,100 shares credited to the benefit of Mr. Meyers under the deferred compensation component of the Directors Plan and 2,721 shares credited to his benefit under the Phantom Plan, in each case held in a grantor trust, and as to which Mr. Meyers has the right to direct the trustee as to how to vote such shares, but no investment power.

                                        (Footnotes continued on following page)

(Footnotes continued from preceding page)

(19) Includes 2,557 shares credited to the benefit of Mr. Tower under the Phantom Plan and held in a grantor trust, as to which Mr. Tower has the right to direct the trustee as to how to vote such shares, but no investment power.

(20) Includes 2,749 shares credited to the benefit of Mr. Wentz under the Phantom Plan and held in a grantor trust, as to which Mr. Wentz has the right to direct the trustee as to how to vote such shares, but no investment power.

(21) Includes 3,360 shares held by a trust of which Mr. Williams is the beneficiary, 11,280 shares held by trusts of which Mr. Williams is a trustee and 500 shares held by Mr. Williams's wife.

(22) Includes 1,100 shares credited to the benefit of Mr. Williams under the deferred compensation component of the Directors Plan and 1,331 shares credited to his benefit under the Phantom Plan, in each case held in a grantor trust, and as to which Mr. Williams has the right to direct the trustee as to how to vote such shares, but no investment power.

(23) Includes 19 shares vested in the Corporation's Savings Plan as of December 31, 1996 with respect to which Mr. Krause has sole voting but, as to 17 shares, has no investment power.

(24) Includes 600 shares awarded under the 1989 Plan with respect to which Mr. Krause has sole voting but no investment power.

(25) Includes 84 shares vested in the Corporation's Savings Plan as of December 31, 1996 with respect to which Mr. Mason has sole voting but, as to 14 shares, has no investment power.

(26) Includes 1,980 shares awarded under the 1989 Plan with respect to which Mr. Mason has sole voting but no investment power.

(27) Includes 830 shares vested in the Corporation's Savings Plan as of December 31, 1996 with respect to which Ms. Riley has sole voting but, as to 734 shares, has no investment power.

(28) Includes 600 shares awarded under the 1989 Plan with respect to which Ms. Riley has sole voting but no investment power.

(29) Includes 1,091 shares vested in the Corporation's Savings Plan as of December 31, 1996 with respect to which Mr. Soper has sole voting but, as to 77 shares, has no investment power.

(30) Includes 1,300 shares awarded under the 1989 Plan with respect to which Mr. Soper has sole voting but no investment power.

(31) Includes 9,670 shares vested in the Corporation's Savings Plan as of December 31, 1996 with respect to which this group has sole voting but, as to 2,736 shares, has no investment power.

(32) Includes 21,616 shares awarded under the 1989 Plan with respect to which this group has sole voting but no investment power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  Set forth below is certain information concerning those persons who, to the Corporation's knowledge, are beneficial owners of more than 5% of the Common Stock.

                                     SHARES OF     PERCENT OF
NAME AND ADDRESS                    COMMON STOCK     CLASS
----------------                    ------------   ----------
Delaware Management Holdings, Inc.   3,676,204(1)     9.96
 2005 Market Street
 Philadelphia, PA 19103
The Capital Group Companies, Inc.    3,349,000(2)     9.10
 333 South Hope Street
 Los Angeles, CA 90071

--------
(1) Based solely on a Schedule 13G dated December 31, 1996 filed with the Securities and Exchange Commission ("SEC") jointly by Delaware Management Holdings, Inc. ("Holdings") and Delaware Management Company, Inc. ("Management"). Holdings reported sole voting power with respect to 265,710 shares of Common Stock, sole dispositive power with respect to 3,562,204 shares and shared dispositive power with respect to 114,000 shares. Management reported beneficial ownership of 3,676,029 shares of Common Stock, and that it had sole voting power with respect to 265,710 shares, sole dispositive power with respect to 3,562,029 shares and shared dispositive power with respect to 114,000 shares.

(2) Based solely on a Schedule 13G dated February 12, 1997 filed with the SEC jointly by The Capital Group Companies, Inc. ("Capital Group") and Capital Research and Management Company ("Research"). Capital Group reported sole voting power with respect to 386,500 shares of Common Stock and sole dispositive power with respect to 3,349,000 shares. Research reported sole dispositive power with respect to 2,817,800 shares or 7.6% of the Common Stock.

  Each of the above beneficial owners stated in its Schedule 13G that these shares were acquired in the ordinary course of business and not for the purpose of changing or influencing the control of the Corporation.

  To the best knowledge of the Corporation's management, there is no other beneficial owner of more than 5% of the single class of voting security of the Corporation.

                       PROPOSAL TO APPROVE AN AMENDMENT
                         TO THE 1991 STOCK OPTION PLAN

  On January 28, 1997, the Board of Directors unanimously approved, subject to approval by the Corporation's shareholders, an amendment to the Corporation's 1991 Stock Option Plan (the "1991 Plan") to limit the maximum number of shares of the Corporation's Common Stock that may be subject to a stock option awarded to any single employee in any twelve-month period to 500,000 shares. The purpose of this amendment is to assure that any options granted under the 1991 Plan after the Annual Meeting of Shareholders will qualify as "other performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

  Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Corporation for compensation in excess of $1 million paid to each of its chief executive officer and its four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to certain performance-based compensation that is paid pursuant to a plan or program approved by the Corporation's shareholders and that specifies the performance objectives to be obtained, the class of employees eligible to receive awards and the maximum amount that can be paid to eligible employees under such plan or program. Stock options are inherently performance based, since they provide value to employees only if the stock price appreciates. While Section 162(m) generally became effective in 1994, a special rule stated that options granted under the 1991 Plan would be treated as performance based until the 1997 Annual Meeting of Shareholders without having a per-person share limit.

  To be approved, this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting on this proposal (including broker non-votes) will have the effect of votes against this proposal. If shareholders do not approve the amendment to the 1991 Plan, no further option grants will be made to the Corporation's executive officers under the 1991 Plan following the 1997 Annual Meeting of Shareholders.

  The Board of Directors unanimously recommends that shareholders vote "FOR" approval of the amendment to the 1991 Plan.

  1991 Stock Option Plan. The 1991 Plan provides for the purchase by key employees of up to 4,500,000 shares of the Corporation's Common Stock pursuant to the exercise of options granted thereunder. Options granted under the 1991 Plan may be either options intended to qualify as "incentive stock options" or nonqualified options. The per share exercise price of options granted under the 1991 Plan may not be less than 100% of the fair market value of a share of the Corporation's Common Stock on the date of grant. No options may be granted under the 1991 Plan after December 10, 2000.

  Under the 1991 Plan, the Compensation Committee of the Board of Directors (the "Committee") has sole authority to determine the individuals to whom options are granted, the date or dates of grant, the number of shares covered by the options granted and the basis on which such grants are to be made. The Committee also has the power to interpret the 1991 Plan and to determine the terms, exercise price and form of exercise payment for each option granted under the 1991 Plan.

  Except as provided below, options granted under the 1991 Plan may not be exercised until the second anniversary of the date of grant, and thereafter may be exercised, in whole or in part, at any time before the tenth anniversary of the date of grant, but only while the recipient continues to be employed by the Corporation or its subsidiaries. The Committee may, in its sole discretion, prescribe shorter or longer periods, or additional requirements or conditions, for the exercise of options granted under the 1991 Plan, and may, either at the time of grant or thereafter, provide for acceleration of exercisability. The 1991 Plan also generally provides for the acceleration of exercisability upon a change of control of the Corporation (as defined in the 1991 Plan).

  If a participant becomes disabled or dies while employed by the Corporation, generally all unexercised options held by the participant will become immediately exercisable and will remain exercisable by the participant or the participant's estate, heirs or legal representatives, as the case may be, for a period of five years (or such shorter period of time that the Committee shall specify at the time of grant) after the termination of the participant's employment. Upon a participant's retirement at or after age 65 (or, with the consent of the Committee, before age 65), each previously unexercised option held by the participant will generally become immediately exercisable and may be exercised for a period of five years (or such shorter period of time that the Committee shall specify at the time of grant) after the termination of the participant's employment.

  If a participant's employment is terminated for cause, or is terminated by the participant in violation of an employment agreement with the Corporation, or it is discovered after termination of the participant's employment that such participant engaged in conduct that would have justified his or her termination for cause, each outstanding option held by such participant will immediately terminate. If a participant's employment with the Corporation terminates for any reason other than those described above, outstanding options held by the participant will remain exercisable for a period of three months after such termination but only to the extent exercisable on the date of termination.

                           AMENDED PLAN GRANT TABLE

  It is not possible to determine the awards that will be made to various employees in the future under the 1991 Plan. The table below shows stock options actually granted under the 1991 Plan in 1996 to each of the Named Executives, all current executive officers of the Corporation as a group, and all employees of the Corporation as a group. (Directors who are not officers or employees of the Corporation are not eligible to receive grants under the 1991 Plan.)

NAME OF RECIPIENT OR GROUP                             NUMBER OF OPTIONS
--------------------------                             -----------------
Edward T. Fogarty                                            29,260
 Chairman, President and Chief Executive Officer
Thomas J. Mason                                              28,190
 Executive Vice President and Chief Operating Officer
Thomas Soper, III                                             5,670
 Senior Vice President-Corporate Human Resources
Michael K. Lorelli                                                0
 Former Executive Vice President and President, North
 America/Latin America
Michael S. Krause                                             5,670
 Senior Vice President-Global Operations
Susan J. Riley                                                5,670
 Senior Vice President-Chief Financial Officer
All current executive officers as a group                    84,127
All employees as a group                                    236,064

  During 1996, there were 131 key employees who received options under the 1991 Plan. The number of key employees who will participate in the 1991 Plan in the future will vary from year to year. The fair market value of a share of the Corporation's Common Stock on February 18, 1997 was $44.1875 (the mean between the high and low reported sales prices on such date as reflected in the report of consolidated trading of New York Stock Exchange issues).

FEDERAL INCOME TAX CONSEQUENCES

  A participant will not recognize income upon the grant of an option that does not qualify as an incentive stock option under the Internal Revenue Code. The participant may recognize ordinary income upon the exercise of a nonqualified option, in which event the Corporation will receive a tax deduction equal to the amount of income recognized, provided that the applicable withholding tax requirements are satisfied. Except as noted below, the amount of such ordinary income and deduction is the excess, if any, of the fair market value on the exercise date of the shares of Common Stock acquired over the aggregate exercise price paid. Any ordinary income recognized by a participant upon the exercise of a nonqualified option will increase the participant's tax basis for the shares received. Upon a subsequent sale or exchange of such shares, the participant will recognize capital gain or loss to the extent of the difference between the selling price of such shares and the participant's tax basis in such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending on the participant's holding period for such shares.

  A participant will not recognize income upon either the grant or exercise of an incentive stock option. The participant will recognize gain or loss, depending on his or her basis in the stock (which is generally equal to the exercise price paid for the shares), upon the sale or other disposition of shares of Common Stock acquired upon exercise. If certain statutory holding periods are met, such gain or loss will be long-term capital gain or loss and the Corporation will not be entitled to any deduction. If the holding periods are not met, the optionee may be required to recognize ordinary income and the Corporation will be entitled to a tax deduction equal to the amount of ordinary income recognized, provided that applicable withholding tax requirements are satisfied.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  During the period from September 1990 through December 1996, Ms. Manton participated in an automatic dividend reinvestment program maintained by her custodial broker, whereby quarterly dividends on the Corporation's Common Stock were used to concurrently purchase additional shares of such stock. These transactions, which involved the acquisition of an aggregate of 1,104 shares, were inadvertently not reported on the appropriate Section 16(a) form on a timely basis.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  KPMG Peat Marwick LLP, which served as the Corporation's independent public accountants in 1996, have been designated by the Board of Directors as the Corporation's independent public accountants for 1997. A representative of that firm will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. He or she also will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  In accordance with regulations issued by the Securities and Exchange Commission, shareholder proposals intended for presentation at the 1998 Annual Meeting of Shareholders must be received by the Secretary or Assistant Secretary of the Corporation no later than November 17, 1997 if such proposals are to be considered for inclusion in the Corporation's Proxy Statement. In accordance with the Corporation's By-Laws, shareholder proposals intended for presentation at the 1998 Annual Meeting of Shareholders that are not intended to be considered for inclusion in the Corporation's Proxy Statement must be received by the Secretary or Assistant Secretary of the Corporation not earlier than January 22, 1998 and not later than February 21, 1998.

                                 OTHER MATTERS

  Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

  Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Corporation. The Corporation has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for an estimated fee of $8,000 plus expenses. All expenses in connection with the preparation of proxy material and the solicitation of proxies will be borne by the Corporation.

                                       By Order of the Board of Directors

                                              Susan J. Riley,
                                              Senior Vice President
                                              Chief Financial Officer

777 Westchester Avenue
White Plains, New York 10604
March 17, 1997

--------------------------------------------------------------------------------
[LOGO]
                ANNUAL MEETING OF SHAREHOLDERS, APRIL 22, 1997
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF TAMBRANDS INC.


PROXY


The undersigned hereby (a) appoints LILYAN H. AFFINITO, PAUL S. DOHERTY and HOWARD B. WENTZ, JR., and each of them, the proxies of the undersigned, with power of substitution to each, to vote all the shares of Common Stock of Tambrands Inc. (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at The Tarrytown Hilton Inn, 455 South Broadway, Tarrytown, New York, on April 22, 1997 at 9:30 A.M., and at any adjournment thereof (the "Annual Meeting"), on all matters coming before the Annual Meeting as indicated on the reverse side hereof, and (b) if applicable, instructs Putnam Fiduciary Trust Company, as trustee (the "Trustee") of the Tambrands Savings Plan (the "Plan"), (i) to vote, in the manner indicated in this Proxy, all shares of Common Stock of the Corporation credited to the account of the undersigned as of February 26, 1997 under the Plan which the Trustee is entitled to vote at the Annual Meeting on all matters coming before the Annual Meeting as indicated on the reverse side hereof and (ii) to appoint the foregoing proxies in accordance with clause (a) hereof to so vote such shares.

                       Election of Directors, Nominees:

   Lilyan H. Affinito, Anne M. Busquet, Paul S. Doherty, Edward T. Fogarty, Janet Hill, Robert P. Kiley, John Loudon, H.L. Tower, Howard B. Wentz, Jr.
                            and Robert M. Williams

             PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE
             SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued on reverse side)

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
[X] PLEASE MARK YOUR                                                 1873
    VOTES AS IN THIS
    EXAMPLE.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no contrary instructions are indicated, this Proxy will be voted FOR the election of the nominees listed, and FOR the other Proposal, except that any shares credited to the account of the undersigned under the Plan as to which no specific instructions are indicated on this Proxy will be voted in the same proportion as all other shares held under the Plan as to which timely instructions have been received are voted.

--------------------------------------------------------------------------------
The Board of Directors favors a vote FOR election of the nominees listed on the reverse side and FOR the other Proposal.
--------------------------------------------------------------------------------
                               FOR   WITHHELD
1. Election of Directors       [ ]      [ ]
   (see reverse)

   FOR, except vote withheld from the following nominee(s):

   -------------------------------------------------------

                                           FOR     AGAINST    ABSTAIN
2. Amendment to the 1991 Stock Option      [ ]       [ ]        [ ]
   Plan to provide for an annual limit
   on the number of options that may be
   granted to any one employee.


3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

--------------------------------------------------------------------------------

Do you plan to attend the Annual Meeting?  [ ]

Please sign name(s) exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.


                                                ------------------------------

                                                ------------------------------
                                                SIGNATURE(S)              DATE


PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN
THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------